Exhibit 3.2

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CALADRIUS BIOSCIENCES, INC.

Caladrius Biosciences, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), hereby certifies as follows:

A.
The name of the Corporation is Caladrius Biosciences, Inc., and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 18, 1980. A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 28, 1995. A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 24, 2003. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 29, 2006. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 3, 2013 (the “Prior Certificate”). A Certificate of Amendment to the Prior Certificate was filed with the Secretary of State of the State of Delaware on May 29, 2015. A Certificate of Amendment to the Prior Certificate was filed with the Secretary of State of the State of Delaware on July 26, 2016. A Certificate of Amendment to the Prior Certificate was filed with the Secretary of State of the State of Delaware on September 14, 2022.

B.
This Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) amends the Prior Certificate, and has been duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Sections 141, 211 and 242 of the DGCL.

C.	Article FIRST of the Prior Certificate is hereby amended and restated to read as follows:

   “FIRST:  The name of the corporation is Lisata Therapeutics, Inc. (hereinafter sometimes referred to as the “Corporation”).”

D.	The Certificate of Amendment so adopted reads in full as set forth above and is hereby incorporated by reference. All other provisions of the Prior Certificate remain in full force and effect.

IN WITNESS WHEREOF, Caladrius Biosciences, Inc. has caused this Certificate of Amendment to be signed by David J. Mazzo, Ph.D., a duly authorized officer of the Corporation, on September 15, 2022.

CALADRIUS BIOSCIENCES, INC.

By:	/s/ David J. Mazzo, Ph.D.
Name:	David J. Mazzo, Ph.D.
Title:	President and Chief Executive Officer